As filed with the Securities and Exchange Commission on September 12, 2007

File No. 1-33633

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM 10

GENERAL REPORT FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZEP INC.*

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	26-0783366
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4401 Northside Parkway, Suite 700

Atlanta, GA 30327-3093

(Address of Principal Executive Offices—Zip code)

(404) 352-1680

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered pursuant to section 12(b) of the Act:

TITLE OF EACH CLASS TO BE SO REGISTERED	NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE REGISTERED
Common Stock, $.01 par value per share	New York Stock Exchange
Preferred Stock Purchase Rights	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

NONE

EXPLANATORY NOTE

THIS REGISTRATION STATEMENT HAS BEEN PREPARED ON A PROSPECTIVE BASIS ON THE ASSUMPTION THAT, AMONG OTHER THINGS, THE SPIN-OFF (AS DEFINED IN THE INFORMATION STATEMENT WHICH IS A PART OF THIS REGISTRATION STATEMENT) AND THE RELATED TRANSACTIONS CONTEMPLATED TO OCCUR PRIOR TO OR CONTEMPORANEOUSLY WITH THE SPIN-OFF WILL BE CONSUMMATED AS CONTEMPLATED BY THE INFORMATION STATEMENT. THERE CAN BE NO ASSURANCE, HOWEVER, THAT ANY OR ALL OF SUCH TRANSACTIONS WILL OCCUR OR WILL OCCUR AS SO CONTEMPLATED. ANY SIGNIFICANT MODIFICATIONS OR VARIATIONS IN THE TRANSACTIONS CONTEMPLATED WILL BE REFLECTED IN AN AMENDMENT OR SUPPLEMENT TO THIS REGISTRATION STATEMENT.

*	The registrant was formerly named Acuity SpinCo, Inc. Effective as of September 12, 2007, the registrant changed its name to Zep Inc.

CROSS REFERENCE

ZEP INC.

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 incorporates by reference information contained in the information statement filed as exhibit 99.1 hereto. The cross-reference table below identifies where the items required by Form 10 can be found in the information statement. In the information statement we refer to Zep Inc. as “Zep.”

ITEM NO.	ITEM CAPTION	LOCATION IN INFORMATION STATEMENT
1	Business	“SUMMARY;” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS;” and “BUSINESS.”

1A	Risk Factors	“RISK FACTORS.”

2	Financial Information	“CAPITALIZATION;” “PRO FORMA FINANCIAL INFORMATION;” “SELECTED FINANCIAL DATA;” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS;” and “COMBINED FINANCIAL STATEMENTS.”

3	Properties	“BUSINESS—PROPERTIES.”

4	Security Ownership of Certain Beneficial Owners and Management	“BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK.”

5	Directors and Executive Officers	“MANAGEMENT.”

6	Executive Compensation	“MANAGEMENT;” “COMPENSATION DISCUSSION AND ANALYSIS;” and “EXECUTIVE COMPENSATION.”

7	Certain Relationships and Related Transactions	“SUMMARY;” “INTERESTS OF CERTAIN PERSONS;” “RELATIONSHIP BETWEEN ACUITY BRANDS AND US FOLLOWING THE SPIN-OFF;” and “MANAGEMENT.”

8	Legal Proceedings	“BUSINESS—LEGAL PROCEEDINGS;” and “BUSINESS—ENVIRONMENTAL REGULATION.”

9	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“SUMMARY;” “THE SPIN-OFF—LISTING AND TRADING OF THE SHARES OF ZEP COMMON STOCK;” and “DIVIDEND POLICIES.”

10	Recent Sales of Unregistered Securities	“DESCRIPTION OF CAPITAL STOCK—SALES OF UNREGISTERED SECURITIES.”

11	Description of Registrant’s Securities to be Registered	“DESCRIPTION OF CAPITAL STOCK” and “CERTAIN ANTI-TAKEOVER PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS, RIGHTS AGREEMENT, AND DELAWARE LAW.”

12	Indemnification of Directors and Officers	“LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.”

13	Financial Statements and Supplementary Data	“PRO FORMA FINANCIAL INFORMATION;” “SELECTED FINANCIAL DATA;” and “COMBINED FINANCIAL STATEMENTS.”

14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	NOT APPLICABLE

ITEM 15.	Financial Statements and Exhibits

(a)	Financial Statements.

The information required by this item is contained under the section “Index to Combined Financial Statements” beginning on page F-1 of the information statement. That section is incorporated herein by reference. This information includes Schedule II—Valuation of Qualifying Accounts on page F-27 of the information statement.

(b)	Exhibits. The following documents are filed as exhibits hereto:

EXHIBIT NO.
2.1	–	Form of Agreement and Plan of Distribution

3.1	–	Form of Restated Certificate of Incorporation of Zep Inc.

3.2	–	Form of Amended and Restated By-Laws of Zep Inc.

4.1*	–	Form of certificate representing Zep Inc. common stock

4.2	–	Form of Stockholder Protection Rights Agreement

10.1	–	Form of Tax Disaffiliation Agreement

10.2	–	Form of Transition Services Agreement

10.3	–	Form of Agreement and Plan of Distribution (see Exhibit 2.1)

10.4	–	Form of Employee Benefits Agreement

10.5*	–	Zep Inc. Long-Term Incentive Plan

10.6*	–	Zep Inc. Non-Employee Director Deferred Compensation Plan

10.7*	–	Zep Inc. Supplemental Deferred Savings Plan

10.8	–	Form of Indemnification Agreement

10.9*	–	Form of Change-in-Control Agreement

10.10*	–	Form of Severance Agreement

10.11*	–	Zep Inc. Management Compensation and Incentive Plan

10.12*	–	John Morgan Employment Letter

10.13*	–	Bill Holl Employment Letter

10.14*	–	Form of Option Agreement

10.15*	–	Form of Restricted Stock Agreement

10.16*	–	Form of Restricted Stock Unit Agreement

10.17*	–	Form of Stock Appreciation Rights Agreement

21.1*	–	List of Subsidiaries

23.1	–	Consent of Independent Registered Public Accounting Firm

99.1	–	Information Statement

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ZEP INC.

Date: September 12, 2007	By:	/s/ JOHN K. MORGAN
	Name:	John K. Morgan
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.		EXHIBIT DESCRIPTION
2.1	–	Form of Agreement and Plan of Distribution

3.1	–	Form of Restated Certificate of Incorporation of Zep Inc.

3.2	–	Form of Amended and Restated By-Laws of Zep Inc.

4.1*	–	Form of certificate representing Zep Inc. common stock

4.2	–	Form of Stockholder Protection Rights Agreement

10.1	–	Form of Tax Disaffiliation Agreement

10.2	–	Form of Transition Services Agreement

10.3	–	Form of Agreement and Plan of Distribution (see Exhibit 2.1)

10.4	–	Form of Employee Benefits Agreement

10.5*	–	Zep Inc. Long-Term Incentive Plan

10.6*	–	Zep Inc. Non-Employee Director Deferred Compensation Plan

10.7*	–	Zep Inc. Supplemental Deferred Savings Plan

10.8	–	Form of Indemnification Agreement

10.9*	–	Form of Change-in-Control Agreement

10.10*	–	Form of Severance Agreement

10.11*	–	Zep Inc. Management Compensation and Incentive Plan

10.12*	–	John Morgan Employment Letter

10.13*	–	Bill Holl Employment Letter

10.14*	–	Form of Option Agreement

10.15*	–	Form of Restricted Stock Agreement

10.16*	–	Form of Restricted Stock Unit Agreement

10.17*	–	Form of Stock Appreciation Rights Agreement

21.1*	–	List of Subsidiaries

23.1	–	Consent of Independent Registered Public Accounting Firm

99.1	–	Information Statement

*	To be filed by amendment.